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                    [LETTERHEAD OF DECHERT PRICE & RHOADS]

                                                                   Exhibit 8.1

                               February 13, 1997



International Knife & Saw, Inc.
1299 Cox Avenue
Erianger, Kentucky 41018

                             Re:  Offer to Exchange
                   11 3/8% Senior Subordinated Notes due 2006
                              for all outstanding
                   11 3/8% Senior Subordinated Notes due 2006
                       of International Knife & Saw, Inc.

Ladies and Gentlemen:

        We have acted as counsel for International Knife & Saw, Inc., a Delaware corporation having its principal office in Erianger, Kentucky (the "Company"). We are giving this opinion in connection with the filing by the Company of a Registration Statement on Form S-4, Registration No. 333-17305 (the "Registration Statement") with respect to the Exchange Offer.(1)

        In arriving at our opinion we have examined and relied upon the following documents: the Registration Statement; the Existing Notes and the form of New Notes to be issued; the Indenture dated as of November 6, 1996, by and between the Company and United States Trust Company of New York, as trustee; and the Registration Rights Agreement. We have also read and relied upon such records of the Company as we have deemed appropriate. For purposes of this opinion, we have assumed the authenticity of original documents, the accuracy of copies and the genuineness of signatures. We understand and assume that (i) each agreement identified herein represents and will represent the valid and binding obligation of the respective parties thereto, enforceable in accordance with its respective terms, and the entire agreement


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(1)  All capitalized terms used herein that are not otherwise defined have the same meaning as set forth in the Registration Statement.


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February 13, 1997
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between the parties with respect to the subject matter thereof, (ii) the parties to each agreement have complied, and will comply, with all of their respective covenants, agreements and undertakings contained therein and (iii) the transactions provided for by each agreement were and will be carried out in accordance with their terms.

        Our opinion is based upon our analysis and interpretation of the Internal Revenue Code of 1986, as amended (the "Code"), as well as upon court decisions, regulations, and other administrative interpretations of such statutes as of the date hereof. For purposes of this opinion, we assume that there will be no changes in applicable law between the date hereof and the date of issuance of the New Notes. The statutory provisions, regulations, and interpretations upon which our opinion is based are subject to change, and such changes could apply retroactively. In addition, our opinion has no binding effect on the Internal Revenue Service or on any court and only represents our professional judgment. Thus, there can be no assurance that positions contrary to those stated in our opinion may not be asserted by the Internal Revenue Service or another taxing authority.

        In our opinion, the exchange of Existing Notes pursuant to the Exchange Offer should be treated as a continuation of the corresponding Existing Notes because the terms of the New Notes are not materially different from the terms of the Existing Notes and, accordingly, (i) such exchange should not constitute a taxable event to a U.S. Holder, (ii) no gain or loss should be realized by a U.S. Holder upon receipt of a New Note, (iii) the holding period of the New Note should include the holding period of the Existing Note exchanged therefor and (iv) the adjusted tax basis of the New Note should be the same as the adjusted tax basis of the Existing Note exchanged therefor immediately before the exchange.

        In our opinion, the summary of the United States federal income tax consequences to a U.S. Holder that appears in the Registration Statement under the captions "Certain Federal Income Tax Considerations -- Stated Interest", "Certain Federal Income Tax Considerations -- Sale, Exchange or Retirement of the Notes" and "Certain Federal Income Tax Considerations -- Backup Withholding" is accurate in all material respects. Such description does not discuss state, local or foreign tax consequences, nor does it discuss tax consequences to certain categories of holders and our opinion is limited to those United States tax consequences specifically described therein.

        This opinion is given to the Company in connection with the filing of the Registration Statement and for no other purpose.

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February 13, 1997
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In giving the foregoing opinion, we express no opinion other than as to the federal income tax laws of the United States of America.

        We consent to the filing of this opinion as Exhibit 8.1 to the Registration Statement and to the reference to this opinion in the Registration Statement. This opinion is not to be used or quoted for any other purpose without our prior written approval in each instance.

                                        Very truly yours,



                                        /s/  Dechert Price & Rhoads